UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 23, 2009
(June 18, 2009)

TVI CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-10449	52-1085536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 Holladay Tyler Road, Glenn Dale, MD 20769

(Address of Principal Executive Offices)

(301) 352-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01         Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 18, 2009, TVI Corporation (the “Company”) received a notice from the NASDAQ Listing Qualifications Department (the “Notice”) that it will announce on June 22, 2009 that the NASDAQ Stock Market, Inc. ( “NASDAQ”) will delist the Company’s common stock.  As previously reported by the Company, NASDAQ suspended trading of the Company’s common stock on April 13, 2009, and the Company’s common stock has not traded on NASDAQ since that time.  The Notice also states that NASDAQ will file a Form 25 with the Securities and Exchange Commission to complete the delisting, which will become effective 10 days after the Form 25 is filed. The notice sent to the Company by NASDAQ in connection with the previously announced trading suspension provided the following reasons for the delisting: (i) the Company’s filing of voluntary bankruptcy petitions seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code, (ii) concerns regarding the residual equity interest of the existing listed securities holders, and (iii) concerns about the Company’s ability to sustain compliance with all requirements for continued listing on NASDAQ.

The Company will not take any action regarding the delisting in connection with its receipt of the Notice.  The Company’s common stock is quoted on the OTC Bulletin Board under the symbol “TVINQ.”

Attached as Exhibit 99.1 is the press release announcing that NASDAQ intends to complete the delisting.

Item 9.01         Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Email notice dated June 18, 2009 to the Company from the NASDAQ Stock Market, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TVI Corporation

June 23, 2009	By:	/s/ SHERRI S. VOELKEL
Sherri S. Voelkel
Senior Vice President
and Chief Financial Officer